UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2016

Phibro Animal Health Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor 300 Frank W. Burr Boulevard, Suite 21 Teaneck, New Jersey	07666-6712
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 329-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 25, 2016, Phibro Animal Health Corporation ( “Phibro”) completed its previously announced acquisition (the “Acquisition”) of the Sellers’ Business (as defined herein) and the Assets (as defined herein), pursuant to the Asset Purchase Agreement, dated as of January 12, 2016 (the “Agreement”), by and among Phibro, MVP Laboratories, Inc., a Nebraska corporation (“MVP”), Mary Lou Chapek (the “Principal Shareholder”) and AVP, LLC, a Nebraska limited liability company (“LLC” and, collectively with MVP and the Principal Shareholder, the “Sellers”).

The Sellers, through MVP, are engaged in the registration, development, manufacturing, marketing, sale and distribution to veterinary clinics and livestock operations of vaccines, adjuvants and other products (“Sellers’ Business”). MVP is the manufacturer of an autogenous vaccine against porcine reproductive and respiratory syndrome that Phibro exclusively distributes pursuant to an agreement between Phibro and MJ Biologics, Inc.

Pursuant to the Agreement, the Sellers’ Business and all of the assets used or held for use in the conduct of the Sellers’ Business, including intellectual property, working capital, manufacturing equipment and real property and facilities owned by MVP and LLC (the “Assets”), were acquired by Phibro for an aggregate purchase price of approximately $46.5 million (the “Purchase Price”). The Purchase Price is subject to net working capital and certain other adjustments after closing.

Item 7.01. Regulation FD Disclosure.

On January 25, 2016, Phibro issued a press release announcing completion of the Acquisition. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in the press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Phibro Animal Health Corporation press release, dated January 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2016	PHIBRO ANIMAL HEALTH CORPORATION

	By:	/s/ Thomas G. Dagger
	Name:	Thomas G. Dagger
	Title:	Senior Vice President, General Counsel
and Corporate Secretary